UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York		14620
(Address of principal executive offices)		(Zip Code)

(585) 271-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Vaccinex, Inc. (the “Company”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2020 (the “Initial Form 8-K”), the Company announced that Raymond E. Watkins departed from his role as the Company’s Senior Vice President and Chief Operating Officer. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K solely to supplement the Initial Form 8-K and provide information regarding the terms of a separation agreement (the “Agreement”) between the Company and Mr. Watkins regarding his employment with the Company, which ended effective as of October 22, 2020.

On December 3, 2020, the Company and Mr. Watkins entered into the Agreement that governs, among other things, the compensation Mr. Watkins will receive following his departure. Mr. Watkins has the right to revoke the Agreement until December 9, 2020. After this revocation period, the Agreement will be fully effective and enforceable (the “Effective Date”).

Under the terms of the Agreement, Mr. Watkins will receive (1) the unpaid amount of his regular compensation for the period through October 22, 2020 to be paid no later than the payroll date on which payment of such amount would have been paid had Mr. Watkins remained with the Company and (2) cash payments totaling $125,767 to be paid in the earliest practicable regular payroll date after the Effective Date. In addition, instead of expiring after his departure, the vested portion of Mr. Watkins’ outstanding options will remain exercisable through such options’ original expiration dates. Mr. Watkins provided a general release of claims in favor of the Company and its subsidiaries and affiliates, agreed to keep the Company’s confidential information confidential, and agreed not to solicit the Company’s customers or employees for a period of one year after the Effective Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is expected to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.

Date: December 9, 2020	By:	/s/ Maurice Zauderer, Ph.D.
Maurice Zauderer, Ph.D.
Chief Executive Officer